Exhibit 10.15

INCENTIVE SHARE PURCHASE AGREEMENT

This INCENTIVE SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of                          , 2008 (“Effective Date”) among CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”), ABRY Partners V, L.P., a Delaware limited liability company (the “Investor”) and                              (“Executive”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9.

WHEREAS, Executive desires to purchase from the Company, and the Company desires to sell to Executive, certain of the Company’s Series B Shares (“Series B Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follow:

Section 1. Issuance. Subject to the terms and conditions of this Agreement, on the Effective Date the Company will sell and issue to Executive, and Executive will purchase from the Company, (i) ___________ Series B-1 Shares for a cash purchase price of $0.00 per Series B-1 Share, and (ii) ___________ Series B-2 Shares for a cash purchase price of $0.00 per Series B-2 Share. Each of the Series B-1 Shares and Series B-2 Shares issued hereunder are referred to herein as the “Executive Shares.” The issuance of any Series B Shares hereunder is conditioned upon Executive becoming party to the LLC Agreement and the Members Agreement.

Section 2. Representations and Warranties of the Executive. In connection with the purchase and sale of the Executive Shares hereunder, Executive represents and warrants to the Company that the following statements are true on the date hereof and will be true on the Effective Date as if made on such date:

(a) The Executive Shares to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or the terms of this Agreement, the LLC Agreement or the Members Agreement, and the Executive’s interests in such shares will not be disposed of in contravention of any such laws or agreements.

(b) Executive is able to bear the economic risk of the investment in the Executive Shares for an indefinite period of time because the Executive Shares are subject to the transfer restrictions contained herein, the LLC Agreement and the Members Agreement and have not been registered under the Securities Act.

(c) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Shares and has had full access to such other information concerning the Company as Executive has requested. Executive has reviewed, or has had an opportunity to review, copies of the following documents: (i) the LLC Agreement, (ii) the Members Agreement and (iii) the Registration Rights Agreement. Copies of the foregoing documents are attached hereto as Exhibits A, B and C.

(d) Each of this Agreement and the Related Agreements constitutes the legal, valid and binding obligation of Executive, enforceable against Executive in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and the execution, delivery, and performance of this Agreement or any of the Related Agreements by Executive does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Executive is a party or any judgment, order, or decree to which Executive is subject.

(e) Executive is an “Accredited Investor” as defined in Regulation D under the Securities Act and Executive considers himself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Executive Shares. Executive acknowledges and understands that an investment in the Executive Shares involves substantial risks and Executive is able to bear the economic risks of an investment in the Executive Shares pursuant to the terms hereof, including the complete loss of Executive’s investment in the Executive Shares.

(f) As a condition precedent to each issuance of the Executive Shares pursuant to this Agreement, Executive shall execute and deliver to the Company and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”) in the form attached hereto as Exhibit D. Executive understands that under Section 83(b) of the Code, regulations promulgated thereunder, and certain IRS administrative announcements, in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of the Executive Shares on the date on which any forfeiture restrictions applicable to such Executive Shares lapse over the price paid for such shares (which is $0.00 for such share) is reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” means the restrictions on transferability and the vesting conditions imposed under Section 4 and Section 5 hereof, respectively. Executive understands that (i) in making the 83(b) Election, Executive may be taxed at the time the Executive Shares are acquired hereunder to the extent the fair market value of the Executive Shares exceeds the purchase price for such shares and (ii) in order to be effective, the 83(b) Election must be filed with the IRS within 30 days after the date upon which the Executive Shares were purchased hereunder. Executive hereby acknowledges that: (x) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (y) none of the Company, the Investor or any of the Company’s or the Investor’s respective affiliates, officers, employees, agents or representatives (a “Related Person”) has provided or is providing Executive with tax advice regarding the 83(b) Election or any other matter, and the Company and the Investor have urged Executive to consult Executive’s own tax advisor with respect to income taxation consequences of purchasing, holding and disposing of the Executive Shares; and (z) none of the Company, the Investor or any Related Person has advised Executive to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to Executive if the actual fair market value of the Executive Shares on the date hereof exceeds the amount specified in the 83(b) Election.

(g) None of the Company, the Investor or any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Executive Shares to be purchased by Executive. Executive further acknowledges that: (i) all forecasts, projections or illustrations of amounts that might be realized as a result of Executive’s purchase of the Executive Shares that the Company, the Investor or a Related Person shared with Executive (collectively, “Illustrations”), if any, were purely hypothetical; (ii) none of the Company, the Investor or any Related Person intended for Executive to rely upon such Illustrations in the process of making an investment decision, and (iii) Executive has not relied on such Illustrations in the process of making an investment decision.

Section 3. Representations and Warranties of the Company. In connection with the purchase and sale of the Executive Shares hereunder, the Company represents and warrants to Executive that the following statements are true on the date hereof and will be true on the Effective Date as if made on such date:

(a) Organization, Limited Liability Company Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite power and authority necessary to own and operate its properties, to carry on its businesses as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement.

(b) Executive Shares Duly Issued; Fully Paid. When issued pursuant to this Agreement, all of the Executive Shares will be duly authorized, validly issued, fully paid and non-assessable and will have been issued by the Company in compliance with applicable federal and state securities laws.

(c) Authorization; Enforceability. The execution, delivery and performance by the Company or its officers of this Agreement and the Related Agreements and the offer, sale and issuance of the Executive Shares hereunder have been duly authorized by the Company. This Agreement and the Related Agreements each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

(d) Capitalization. Immediately after the consummation of the transactions contemplated under Section 1 hereof, the equity capitalization of the Company will be as set forth on Schedule 1 attached hereto.

Section 4. Vesting. The Executive Shares acquired by Executive pursuant to this Agreement will “vest” as provided in this Section 4. The provisions in this Section 4 will be in all respects subject to the provisions in Section 5.

(a) General. Subject to Section 4(c), as of any date the number of Executive Shares of each series of Shares issued to Executive pursuant to Section 1 that will be “Vested Shares” will equal the total number of Executive Shares in such series multiplied by the percentage for such date set forth in the attached Schedule 2. As of any date, the term “Unvested Shares” means the Executive Shares that are not Vested Shares.

(b) Acceleration upon Sale of Company. Notwithstanding Section 4(a), all of the Executive Shares will become Vested Shares upon a Sale of the Company if Executive is an employee of the Company or any Subsidiary of the Company at the time such Sale of the Company is consummated.

(c) Termination of Vesting. Notwithstanding Sections 4(a) and 4(b), if Executive ceases to be employed by the Company or any of its Subsidiaries prior to a Sale of the Company, then vesting will cease, with the effect that from and after the date of such cessation the percentage of the Executive Shares of each series of Shares issued to Executive pursuant to Section 1 that will be Vested Shares will be the percentage of such shares that constitute Vested Shares as determined pursuant to Section 4(a) above as of the date such employment ceased, whether or not a Sale of the Company occurs thereafter.

(d) Transfer. Executive may transfer Vested Shares or Unvested Shares only as provided in the Members Agreement or Section 5 of this Agreement. Furthermore, except as provided in the Members Agreement and Section 5 of this Agreement, Executive may not agree to offer or sell, grant any call option with respect to, pledge, hypothecate, borrow against, grant a lien, security interest or other encumbrance in or on, dispose of or enter into any swap or derivative transaction with respect to any Vested Shares or Unvested Shares or any interest therein without the prior written consent of the Board. Any attempted or purported transfer, sale, grant, pledge, hypothecation or other agreement in violation of this Agreement shall be void ab initio.

(e) Rights as a Member. Executive shall be the record owner of the Executive Shares until or unless such Executive Shares are forfeited or repurchased pursuant to Section 5 hereof, and as record owner shall be entitled to all rights granted to owners of Series B Shares.

Section 5. Repurchase of Shares.

(a) Repurchase Option for Executive Shares. If Executive ceases to be employed by the Company or any of its Subsidiaries (the “Termination” of Executive), all of the Executive Shares held by the Executive (or Executive’s permitted transferees) as of the date of Termination that are Vested Shares shall be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 5. All Unvested Shares held by the Executive (or Executive’s permitted transferees) as of the date of Termination shall expire and be immediately forfeited and canceled in their entirety as of the date of Termination and shall no longer be deemed to be outstanding for any purpose under the LLC Agreement.

(b) Purchase Price for Vested Shares. The purchase price for each Vested Share that is subject to the repurchase provisions set forth in this Section 5 (an “Eligible Vested Share”) shall be the Fair Market Value (as defined below) for such share as of the date of the Termination; provided that if the Termination results from the Company’s or a Subsidiary’s Termination of Executive’s employment for Cause, then each Vested Share shall expire and be immediately forfeited and canceled in its entirety. The “Fair Market Value” of any Vested Share on any date means the amount determined by the Board in its good faith judgment as the amount that would be received by the holder of such Vested Share if all of the equity securities of the Company were sold to a buyer in a single transaction and the proceeds from such transaction were allocated to the holders of equity securities of the Company as if the proceeds were distributed in a liquidation of the Company pursuant to the LLC Agreement; provided, however, that if the holder of such Vested Shares disputes the Board’s determination of Fair Market Value (the “Disputing Party”) and the Disputing Party and the Board are unable to reach agreement as to the Fair Market Value within a reasonable period of time, the Company and the Disputing Party shall seek an independent appraisal of such Fair Market Value by an independent appraiser experienced in valuing securities such as the Executive Shares and mutually agreeable to the Company and the Disputing Party, and the determination of such appraiser shall be final and binding upon the Company, the Investor and the Disputing Party. The cost and expense of such appraisal shall be paid 50% by the Company and 50% by the Disputing Party; provided, that the Company shall pay for the entire cost and expense of such appraisal if the Company or Investor, as the case may be, rescinds the applicable Company Repurchase Notice or Supplemental Vested Repurchase Notice (each as defined below) in accordance with this Agreement, as the case may be.

(c) Company Option – Vested Shares. In the event of the Termination of Executive’s employment with the Company or its subsidiaries, the Company may elect to purchase all or any portion of the Eligible Vested Shares by delivering written notice (the “Company Repurchase Notice”) to the holder or holders of the Vested Shares during the period beginning on the day after the date of Termination of the Executive and ending on the 90th day after the Termination of the Executive (the “Repurchase Period”). The Company Repurchase Notice shall set forth the Board’s determination of the Fair Market Value of the Vested Shares, the number of Vested Shares to be acquired by the Company from each holder of Vested Shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. At any time prior to the closing of such transaction, the Company may rescind the Company Repurchase Notice for any reason (including for no reason at all) without liability to the holders of Vested Shares. The shares to be repurchased by the Company shall first be satisfied to the extent possible from the Vested Shares held by the Executive at the time of delivery of the Company Repurchase Notice. If the number of Vested Shares then held by the Executive is less than the total number of Vested Shares that the Company has elected to purchase, the Company shall purchase the remaining Vested Shares to be purchased from the other holder(s) of Vested Shares under this Agreement, pro rata according to the number of Vested Shares held by such other holder(s) at the time of delivery of such Company Repurchase Notice (determined as close as practicable to the nearest whole share). If for any reason the Company has not elected to purchase all of the Vested Shares pursuant to this Section 5(c), the Company shall send written notice (the “No-Purchase Notice”) of that election to the Investor and the Company prior to the end of the Repurchase Period.

(d) Investor Option – Vested Shares. If the Company has not elected to purchase all of the Vested Shares pursuant to Section 5(c) above, the Investor shall be entitled to purchase all or any portion of the Eligible Vested Shares that are not elected to be purchased by the Company (the “Available Vested Shares”). The Investor may elect to purchase any or all of the Available Vested Shares by giving written notice (the “Supplemental Vested Repurchase Notice”) to the holder or holders of the Vested Shares at any time prior to the later to occur of (i) the end of the Repurchase Period and (ii) the 30th day after the day on which the Company delivered the Company Repurchase Notice or the No-Purchase Notice, as applicable, to the Company and the holders of Available Vested Shares. The Supplemental Vested Repurchase

Notice shall set forth the number of Available Vested Shares to be acquired from each holder of Available Vested Shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. At any time prior to the closing of such transaction, the Investor may rescind the Supplemental Vested Repurchase Notice for any reason (including for no reason at all) without liability to the holders of Available Vested Shares. The shares to be repurchased by the Investor shall first be satisfied to the extent possible from the Available Vested Shares held by the Executive at the time of delivery of the Supplemental Vested Repurchase Notice. If the number of Available Vested Shares then held by the Executive is less than the total number of Available Vested Shares that the Investor has elected to purchase, the Investor shall purchase the remaining Available Vested Shares to be purchased from the other holder(s) of Available Vested Shares under this Agreement, pro rata according to the number of Available Vested Shares held by such other holder(s) at the time of delivery of such Supplemental Vested Repurchase Notice (determined as close as practicable to the nearest whole share).

(e) Closing of Repurchase. The closing of the purchase of such Executive Shares pursuant to Section 5(c) or 5(d) above shall take place on the date designated in the Company Repurchase Notice or the Supplemental Vested Repurchase Notice, as applicable. The Company and/or the Investor shall pay for such Executive Shares to be purchased by delivery of a check or wire transfer of immediately available funds. The purchasers of the Executive Shares hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

(f) Treatment of Repurchased Shares. Any Vested Share that is repurchased pursuant to this Section 5 shall be deemed to be outstanding and held by the Company or the Investor, as the case may be, for all purposes under the LLC Agreement.

(g) Termination of Repurchase Option. The right of the Company and the Investor to repurchase Vested Shares pursuant to this Section 5 shall terminate upon the first to occur of a Sale of the Company or a Qualified Public Offering.

Section 6. Confidential Information. Executive acknowledges that the information, observations and data that have been or may be obtained by Executive during Executive’s employment relationship with, or through Executive’s involvement as a member or stockholder of, the Company or any Subsidiary or predecessor thereof (each of the Company, any Subsidiary or Affiliate or any such affiliate predecessor being a “Related Company”), prior to and after the date of this Agreement concerning the business or affairs of the Related Companies (collectively, “Confidential Information”) are and will be the property of the Related Companies. Therefore, Executive agrees that Executive will not disclose to any unauthorized Person or use for the account of Executive or any other Person any Confidential Information without the prior written consent of the Company (by the action of the Board), unless and to the extent that such Confidential Information has become generally known to and available for use by the public other than as a result of Executive’s improper acts or omissions to act, or is required to be disclosed by law. Executive will deliver or cause to be delivered to the Company at the termination of Executive’s employment with the Company or its Subsidiary, or at any other time the Company or any of its Subsidiaries may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Confidential Information or the business of any Related Company which Executive may then possess or have under Executive’s control.

Section 7. Non Compete, Non Solicitation.

(a) Non Compete. Executive acknowledges that during Executive’s employment relationship with, or through Executive’s involvement as a member or stockholder of, any Related Company, Executive has and will become familiar with trade secrets and other Confidential Information concerning such Related Companies, and with investment opportunities relating to their respective businesses, and that Executive’s services have been and will be of special, unique and extraordinary value to the foregoing entities. Therefore, Executive agrees that, during the period in which Executive is employed by the Company or any of its Subsidiaries and for a period of two years thereafter (the “Noncompete Period”), Executive will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including on Executive’s own behalf or on behalf of another Person) which constitutes or is competitive with all or part of the business of the Company or its Subsidiaries (as and where the same is conducted or proposed to be conducted by the Related Companies during the period in which Executive is employed by the Company or any of its Subsidiaries, or as of the end of such period if the period has then ended). Nothing in this Section 7 will prohibit Executive from being a passive owner of less than 5% of the outstanding stock of a corporation of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation.

(b) Non Solicitation. During the Noncompete Period, Executive will not directly or indirectly (i) induce or attempt to induce any employee or independent contractor of any Related Company to leave the employ or contracting relationship with such entity, or in any way interfere with the relationship between any such entity and any employee or full time independent contractor thereof, or (ii) induce or attempt to induce any customer, supplier or other business relation of any Related Company to cease doing business with such entity or in any way interfere with the relationship between any such customer, supplier or other business relation and such entity.

Section 8. Enforcement. The Company and Executive agree that if, at the time of enforcement of Section 6 or Section 7, a court holds that any restriction stated in any such Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive’s services are unique and because Executive has access to information of the type described in Section 6 or Section 7, the Company and Executive agree that money damages would be an inadequate remedy for any breach of Section 6 or Section 7. Therefore, in the event of a breach of Section 6 or Section 7, any Related Company may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 6 or Section 7. The provisions of Section 6, Section 7 and Section 8 are intended to be for the benefit of each Related Company and their respective successors and assigns, each of which may enforce such provisions and each of which

(other than the Company) is an express third party beneficiary of such provisions and this Agreement generally. Section 6, Section 7 and Section 8 will survive and continue in full force in accordance with their terms notwithstanding any termination of Executive’s employment.

Section 9. Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more of its intermediaries, controls, is controlled by or is under common control with such Person.

“Board” means the Board of Directors of the Company.

“Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or the Commonwealth of Massachusetts.

“Cause” shall mean Executive’s (i) conviction of, or plea of guilty or no contest or similar plea with respect to, either (A) a felony or (B) any crime that causes the Company and its Subsidiaries, taken as a whole, a substantial and material financial detriment; (ii) commission of an act involving fraud or embezzlement with respect to the Company or any of its Subsidiaries; (iii) substantial and repeated failure (except where due to illness, Disability or incapacity) to perform Executive’s duties, which failure is not cured within 30 days after written notice thereof to Executive from the Company which notice will specifically set forth the nature of such failure and the actions required to correct the same; (iv) commission of any willful or intentional act of Executive that has the intended effect of injuring the reputation or business of the Company or its Affiliates in any material respect; (v) continued or repeated absence from the Company, unless such absence is (A) in compliance with Company policy, approved or excused by Executive’s immediate supervisor or approved or excused by the Board or (B) is the result of Executive’s illness, Disability or incapacity; or (vi) use of illegal drugs by Executive or repeated public drunkenness; provided, however, that the Company’s failure to achieve certain results will not be deemed to constitute “Cause” so long as Executive uses Executive’s reasonable best efforts to perform Executive’s duties.

“Disability” shall mean the inability of Executive to perform Executive’s duties by reason of Executive’s disability, as reasonably determined by an independent physician selected by the Board with the approval of Executive, which approval Executive will not unreasonably withhold or delay.

“LLC Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement dated as of September 22, 2008 as in effect from time to time.

“Members Agreement” means the Amended and Restated Members Agreement dated as of September 22, 2008 among the Company and its members, as in effect from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means an underwritten public offering and sale of any common ownership interest of the Company or any securities issued with respect to, or in exchange for any common ownership interest of the Company pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” means a Public Offering after which the Company’s common equity securities will be traded on a U.S. national securities exchange or on the NASDAQ Stock Market.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of September 22, 2008 among the Company and certain of its members, as in effect from time to time.

“Related Agreements” means, collectively, the LLC Agreement, the Members Agreement and the Registration Rights Agreement.

“Sale of the Company” means the consummation of any merger or consolidation of the Company with or into any other Person or any sale of all or substantially all of the ownership interests or assets of the Company and its Subsidiaries taken as a whole (other than a transaction following which the holders of the outstanding membership interests of the Company prior to such transaction together own a majority of the outstanding ownership interests of the surviving or resulting corporation or business entity).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Series B Shares,” “Series B-1 Shares” and “Series B-2 Shares” each have the meanings set forth in the LLC Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

Section 10. Miscellaneous.

(a) [Intentionally Omitted].

(b) Consent to Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by such party. No other course of dealing between the Company, the Investor and Executive or any delay in exercising any rights hereunder will operate as a waiver by any of the parties hereto of any rights hereunder.

(c) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition to other transfer restrictions set forth in this Agreement, the LLC Agreement or in the Members Agreement, Executive may not transfer any shares purchased hereunder until the transferee of such shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the shares so transferred.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(e) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement will be by way of example rather than by limitation.

(g) Governing Law. Issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and the schedules hereto), even though under Delaware’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(h) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED

OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(i) Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFICATE ANY MEANS SPECIFIED FOR NOTICE PURSUANT TO Section 10(j). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(j) Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, or (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications will be sent to each party at the address indicated for such party below:

If to the Company or the Investor:

CT Technologies Holdings, LLC

875 North Michigan Avenue

Suite 3640

Chicago, Illinois 60611

Facsimile: (312) 255-0060

Attention: Patrick J. Haynes, III

with a copy (which will not constitute notice to the Company or the Investor) to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: (212) 446-4900

Attention: John L. Kuehn, Esq.

Armand A. Della Monica, Esq.

If to Executive:

to the address as set forth in the LLC Agreement.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(l) Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the parties or their predecessors, written or oral, which may have related to the subject matter of this Agreement in any way.

(m) Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

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SIGNATURE PAGES TO INCENTIVE SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Share Purchase Agreement on the date first written above.

CT TECHNOLOGIES HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to the Incentive Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Share Purchase Agreement on the date first written above.

ABRY PARTNERS V, L.P.

By:	ABRY Capital Partners, L.P., Its General Partner

By:	ABRY Capital Partners, LLC, Its General Partner

By:
Name:
Title:

[Signature Page to the Incentive Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Incentive Share Purchase Agreement on the date first written above.

By:
[Executive]

[Signature Page to the Incentive Share Purchase Agreement]

SCHEDULE 1

Capitalization of the Company

SERIES OF SHARES	ISSUED
Senior Preferred
Series A
Series B-1
Series B-2
Series C

SCHEDULE 2

Vesting Schedule

Date	Percentage of each Series of Series B Shares that will be Vested
Prior to the first anniversary of the date hereof, if no Sale of the Company has occurred.

On or after the first anniversary of the date hereof, but prior to the second anniversary of the date hereof, if no Sale of the Company has occurred.

On or after the second anniversary of the date hereof, but prior to the third anniversary of the date hereof, if no Sale of the Company has occurred.

On or after the third anniversary of the date hereof, but prior to the fourth anniversary of the date hereof, if no Sale of the Company has occurred.

On or after the fourth anniversary of the date hereof, but prior to the fifth anniversary of the date hereof, if no Sale of the Company has occurred.

From and after the fifth anniversary of the date hereof.

Exhibit A

LLC Agreement

Exhibit B

Members Agreement

Exhibit C

Registration Rights Agreement

Exhibit D

Form of 83(b) Election

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On                          , 2008 (the “Issuance Date”), the undersigned acquired                      Series B-1 and                      Series B-2 membership interests (the “Membership Interest”) in CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”), in exchange for the contribution to the Company of $0.00. As a member of the Company, pursuant to the Amended and Restated Limited Liability Company Agreement of the Company dated September 22, 2008 (as amended from time to time, the “LLC Agreement”), the undersigned is entitled to a share of Company capital exactly equal to $0.00, and an interest in Company profits.

Based on current Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Membership Interest is subject to the provisions of §83 of the Internal Revenue Code (the “Code”). In the event that the issuance is so treated, however, the undersigned desires to make an election to have the receipt of the Membership Interest taxed under the provisions of Code §83(b) at the time of receipt.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2008 the excess (if any) of the value of the Membership Interest on the Issuance Date over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:	___________________
Address:	___________________
SSN:	___________________

2. A description of the property with respect to which the election is being made: ___________ Series B-1 and ___________ Series B-2 membership interests in the Company entitling the holder thereof to an interest in the Company’s capital exactly equal to the amount paid for such interest and a percentage of the Company’s profits.

3. The date on which the Membership Interest was transferred: the Issuance Date. The taxable year for which such election is made: 2008.

4. The restrictions to which the property is subject: In certain events, including if the undersigned leaves the employ of the Company or its affiliates, a portion of the Membership Interest may be forfeited by the undersigned, as set forth in the LLC Agreement.

5. The fair market value on the Issuance Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $0.00.

6. The amount paid and to be paid for such property: $0.00.

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A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2008 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c).

Dated: ___________, 2008